EXHIBIT 10.16
WEST CORPORATION
NONQUALIFIED DEFERRED COMPENSATION PLAN
(as amended and restated effective October 24, 2006)
ARTICLE I.
INTRODUCTION
     1.1 Name and Purpose. The Employer has established and maintains the West Corporation Nonqualified Deferred Compensation Plan, for the benefit of the Company’s Directors and a select group of management or highly compensated employees of the Employer. The Plan is intended to be a deferred compensation plan for a select group of management or highly compensated employees, as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Employer intends that the Plan (and any grantor trust described in Section 6.1) shall be treated as unfunded for tax purposes and for purposes of Title I of ERISA. The Employer’s obligations hereunder, if any, to a Participant (or to a Participant’s beneficiary) shall be unsecured and shall be a mere promise by the Employer to make payments hereunder in the future. A Participant (or the Participant’s beneficiary) shall be treated as a general, unsecured creditor of the Employer. The Plan is not intended to qualify under section 401(a) of the Code.
     1.2 Effective Date. The Effective Date of this Plan, as restated herein, is October 24, 2006.
ARTICLE II.
ELIGIBILITY AND PARTICIPATION
     2.1 Eligibility. Before the beginning of each Plan Year, the Compensation Committee will designate the Directors and employees who are eligible to participate in the Plan for such Plan Year; provided, however, that any employee so designated shall be from a select group of management or highly compensated employees, which means Executive Vice Presidents and above and other officers whose Compensation was $100,000 or more in the year prior to the year in which the Participant makes a Deferral Election pursuant to Section 3.1. An individual’s eligibility to make a deferral to the Plan in any given Plan Year does not guarantee that individual the right to make a deferral in any subsequent Plan Year.
     2.2 Participation and Cessation of Participation. An Eligible Individual for any Plan Year may make a Deferral Election on a timely basis as described in Section 3.1, and if the Eligible Individual makes such a Deferral Election he or she shall be a Participant until he or she has received a distribution of his or her entire Deferral Account. A Participant who, for any reason, no longer participates on the Company’s Board of Directors nor is employed by the Company or any of its subsidiaries and affiliates will cease to be eligible to defer compensation under this Plan and will become entitled to distributions as described in Article VI.

ARTICLE III.
ENROLLMENT AND DEFERRAL ELECTIONS
     3.1 Participant Elections to Defer. Each Eligible Individual who intends to participate in the Plan shall make a Deferral Election, in a form acceptable to the Administrator, with regard to that portion of his annual Compensation (if any) that shall be deferred hereunder, in accordance with the following:
     (a) Salary Deferral Elections. An Eligible Employee may elect to defer, in whole percentage increments, up to 50% of his Salary (or such other percentage as authorized by the Compensation Committee of the Directors).
     (b) Bonus Deferral. An Eligible Employee may elect to defer, either in whole percentage increments or a flat-dollar amount, a portion of any periodic bonus payable to him or her; provided, however, that such election may not exceed 100% of any amount that would otherwise be paid as a periodic bonus. For the avoidance of doubt, the term “periodic bonus” shall include bonuses payable under the Company’s Senior Management Transaction Bonus Plan and Senior Management Retention Plan, in each case as in effect from time to time.
     (c) Director Fee Deferral. An Eligible Director may elect to defer, either in whole percentage increments or a flat-dollar amount, a portion of the fees he will be paid for serving as a Director; provided, however, that such election may not exceed 100% of any amount that would otherwise be paid for such services.
     (d) Minimum and Maximum Deferral. Notwithstanding any other provision of the Plan, an Eligible Individual who elects to defer a portion of his Compensation must elect to defer a combination of Salary, periodic bonus, and Director fees in an amount that is expected to be no less than $10,000, and in no event in excess of $500,000, during any one Plan Year.
     (e) Timing of Elections. No later than December 31 of each Plan Year, or such earlier date as the Plan Administrator shall determine, each Eligible Individual shall be permitted to make a Deferral Election with regard to a portion of his or her annual Compensation attributable to services performed in the immediately following Plan Year. A Deferral Election shall remain in effect only for the Plan Year to which it relates. An Eligible Individual must make a separate Deferral Election before each December 31 in order to make a deferral for the following Plan Year. Once made, a Deferral Election is irrevocable, subject only to the early distribution provisions of Section 6.1, the one-time redeferral provision of Section 6.2, and the one-time acceleration provision of Section 6.3.
     (f) Period of Deferral. Each Deferral Election made by an Eligible Individual shall include an election of the date on which the amount of such deferral (together with any investment gains thereon) will be distributed. Such date shall be no earlier than the fifth year following the Plan Year to which the Deferral Election relates, subject only to the early distribution provisions of Section 6.1, the one-time redeferral provision of Section 6.2, or the one-time acceleration provision of Section 6.3.

     3.2 Deferral Account. The Compensation Committee shall maintain a Deferral Account in the name of each Participant for deferrals made in accordance with Section 3.1. A Participant’s Deferral Account shall include a subaccount for each deferral made under the Plan and any Employer contributions made to the Participant under the Plan pursuant to a Deferral Election for a given Plan Year. Each such subaccount shall reflect: (i) the amount deferred or contributed during that Plan Year, (ii) any amounts distributed during that Plan Year, and (iii) the total Earnings on the Deferral Account described in Section 3.3. Deferred amounts shall be credited to subaccounts as soon as practicable following the date Compensation would otherwise have been paid to the Participant but for his Deferral Election. The portion of a Participant’s Deferral Account that is attributable to any Deferral Election (and any Earnings thereon) shall be nonforfeitable at all times.
     3.3 Investment of Deferral Account.
     (a) In General. A Participant shall have the right to direct the investment of amounts deferred to his or her Deferral Account on or after October 24, 2006 by electing to have his or her Deferral Account notionally invested, in percentages elected by the Participant, in hypothetical investment options, the value of which shall track either Equity Strips or Measurement Funds.
     An election by a Participant to invest or not to invest his or her Deferral Account in Equity Strips is an irrevocable election. Investment elections to any Measurement Fund may be changed quarterly by the Participant (but only among such Measurement Funds and under no circumstances from a Measurement Fund to Equity Strips) on such date and in such manner as determined by the Compensation Committee in its sole discretion.
     Notwithstanding any other provision of this Plan that may be interpreted to the contrary, Equity Strips and the Measurement Fund(s) are to be used for measurement purposes only, and the allocation of each Participant’s Deferral Account to such Equity Strips and Measurement Fund(s), the calculation of additional amounts, and the crediting or debiting of such additional amounts to such Participant’s Deferral Account shall not be considered or construed in any manner as an actual investment of such Participant’s Deferral Account in any such Equity Strips or Measurement Fund(s).
     (b) One-Time Reallocation of Deferral Accounts. Notwithstanding any then-current or prior Investment Designation, each Participant’s Deferral Account shall be reallocated effective as of October 24, 2006 according to this Section 3.3(b).
          (i) In General. Notwithstanding any Participant’s prior Investment Designation directing all or a portion of his or her Deferral Account to be invested in common stock of the Company, unless otherwise provided in Section 3.3(b)(ii), the entire amount of each Participant’s Deferral Account shall be converted into Measurement Funds as provided in this Section 3.3(b)(i). Subject to Section 3.3(b)(ii), each Deferral Account will be allocated among the Measurement Funds available under the Plan based on the Participant Investment Designation in effect immediately prior to October 24, 2006, without regard to any election to invest all or a portion of his or her Deferral Account in Company common stock; provided, that if a Participant’s Investment Designation in effect immediately prior to October 24, 2006 does not direct any portion of his or her Deferral Account to be invested in Measurement Funds, amounts in his or her Deferral Account will be reallocated into notional shares of a money market fund selected by the Company until such Participant makes an election to invest the Deferral Account in Measurement Fund(s) in accordance with the terms of the Plan.
          (ii) Key Employee Election. Notwithstanding any provision of this Section 3.3(b) to the contrary, the Compensation Committee may designate certain Participants listed on the attached Schedule A to make a one-time election to redesignate all or a portion of the part of the Participant’s Deferral Account that is notionally invested in shares of Company common stock or Measurement Funds to be notionally invested in Equity Strips. Such election must be made on or before September 11, 2006, in a form acceptable to the Plan Administrator. For purposes of implementing such a redesignation, the value of a share of Company common stock shall be $48.75 and the value of an Equity Strip shall be set at $100.00.
     3.4 Valuation of Equity Strips. The value of an Equity Strip, for purposes of the Plan (including, but not limited to the distribution provisions of Article VI), shall be determined by the Compensation Committee, based on the most recent annual valuation of the Company. For all Plan Years beginning prior to January 1, 2008, the value of an Equity Strip shall be set at $100.00.
     3.5 Adjustment of Participants’ Deferral Accounts.
     (a) In General. A Participant’s Deferral Account shall be credited or debited each Accounting Date (or, with respect to that portion of a Participant’s Deferral Account attributable to periodic bonuses or Director fees, each time such amount is deferred into the Plan) based on the then-applicable value of Equity Strips and the performance of each Measurement Fund selected by the Participant, as though (i) the Participant’s deferrals were invested in the Equity Strips and Measurement Fund(s) in the percentages applicable to such payroll period as of the date that they are credited to the Participant’s Deferral Account; and (ii) any distributions made to the Participant that decrease the Participant’s Deferral Account balance ceased being invested in the Equity Strips and Measurement Fund(s) in the percentages applicable to such payroll period, as of a date no earlier than the last business day of the payroll period preceding the date of distribution, at the closing price on such date. The Participant’s Deferral Account will be revalued on each Accounting Date, based on the price of the Equity Strips in effect on that date, as determined by the Compensation Committee pursuant to Section 3.4, the value of the Measurement Funds on that date, and the percentages in which the Participant is invested in Equity Strips and each of the Measurement Funds.
     To the extent a Participant’s Account is deemed to be invested in and Measurement Funds and is not entirely distributed within three years from the date the Participant ceases to be a Director or separates from service with the Company for any reason, the Participant’s entire vested Deferral Account shall thereafter be deemed to be invested in a money market fund designated by the Compensation Committee until such Deferral Account is fully distributed to the Participant.
     (b) Procedure. As of each Accounting Date, the Compensation Committee shall:

          (i) First, charge to the proper Deferral Accounts all payments or distributions made since the last preceding Accounting Date;
          (ii) Next, credit each Participant’s Deferral Account with amounts deferred on behalf of the Participant made since the last preceding Accounting Date;
          (iii) Next, credit each Participant’s Deferral Account with any Employer Contributions (as defined in Section 4.1) made on behalf of the Participant since the last preceding Accounting Date; and
          (iv) Next, adjust each Participant’s Deferral Account for applicable Earnings since the last preceding Accounting Date.
     In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Compensation Committee shall adjust the portion of each Participant’s Deferral Accounts deemed to be invested in Equity Strips in order to preserve the benefits or potential benefits of such Deferral Accounts. Any adjustments shall be made in a manner that the Compensation Committee in its sole discretion determines to be equitable.
     3.6 Additional Limitation on Deferral Elections. Notwithstanding anything in this Section to the contrary, the Plan Administrator may limit a Participant’s Deferral Election if, as a result of any election, a Participant’s Compensation from the Employers would be insufficient to cover taxes and withholding applicable to the Participant.
ARTICLE IV.
EMPLOYER CONTRIBUTIONS
     4.1 Employer Matching Contributions. To the extent a Participant makes a Deferral Election and makes an Investment Designation that such deferrals and Earnings thereon initially be measured by Equity Strips, the Employer will make an Employer Matching Contribution. All Employer Matching Contributions shall be designated to be invested in Equity Strips and shall remain hypothetically invested in Equity Strips. No Employer Matching Contribution will be made with respect to any amount deferred by the Participant for which Earnings are measured based on an Investment Designation other than Equity Strips. For the avoidance of doubt, no Employer Matching Contribution shall be made on amounts that are notionally invested in Equity Strips as a result of a one-time reallocation election made pursuant to Section 3.3(b)(ii).
     4.2 Accounting for Employer Matching Contributions. Employer Contributions on behalf of a Participant will be recorded in a separate subaccount maintained in the Participant’s Deferral Account as of the Crediting Date of the underlying deferral. Such subaccount will be deemed to be invested in Equity Strips and will be adjusted from time to time in the same manner as described in Article III.
     4.3 Vesting of Employer Matching Contributions. As of October 24, 2006, each Participant who is then actively employed by an Employer shall be fully vested in the Employer

Matching Contributions that have been allocated to such Participant’s Deferral Account as of such date. Effective for Employer Matching Contributions allocated to Deferral Accounts after October 24, 2006 each Participant’s nonforfeitable interest in such Employer Matching Contributions will equal 20%, multiplied by the Participant’s Years of Service following the later to occur of (A) January 1, 2007 and (B) the first day of the Plan Year in which the Participant participates in the Plan. A Participant shall forfeit immediately any non-vested portion of his or her Deferral Account if such Participant: (i) voluntarily terminates employment with the Employer and does not immediately thereafter serve as a Director; or (ii) ceases to be an Employee or Director due to Cause. A Participant’s Deferral Account will become nonforfeitable immediately if: (i) the Participant dies or becomes Disabled or is terminated by the Employer without Cause; (ii) a Change in Control occurs; or (iii) the Plan terminates. Notwithstanding the preceding, to the extent and solely to the extent that a Participant has elected to receive a distribution of 100% of his or her 2006 Plan Year deferrals pursuant to Section 6.3 below, any Employer Matching Contributions in respect of 2006 deferrals made on or after October 24, 2006 shall be nonforfeitable as of the Crediting Date on which such Employer Matching Contributions are credited.
ARTICLE V.
FUNDING
     The Employer, in its sole and absolute discretion, may (or may not) acquire any investment product or any other instrument or otherwise invest any amount to provide the funds from which it can satisfy its obligation to make benefit payments under this Plan. Any investment product or other item so acquired for the convenience of the Employer shall be the sole and exclusive property of the Employer (or a Trust established by the Employer) with the Employer (or the Trust) named as sole owner and sole beneficiary thereof. To the extent that a Participant or his or her Beneficiary acquires a right to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer.
ARTICLE VI.
TIMING AND FORM OF BENEFIT PAYMENTS
     6.1 Timing of Distribution. The vested portion of a Participant’s Deferral Account shall be distributed on the earlier of:
The deferred distribution date indicated on the Participant’s Deferral Election and in accordance with subsection 3.1(f); andThe date that the Participant separates from service with the Employer or ceases to be a Director..
     Notwithstanding the foregoing or any provision of this Plan to the contrary, in the case of a Participant who is a “specified employee” within the meaning of Code section 409A, payment of such Participant’s Deferral Account due to separation from service shall not be made before the date which is six (6) months after the date of separation from service or, if earlier, the date of death of such Participant.

     6.2 One-time Redeferral Election. A Participant may modify a prior election regarding the time of distribution under subsection 6.1(a), provided that any such election (i) shall not be effective until twelve (12) months after the date on which the new election is made; (ii) must be made at least twelve (12) months in advance of the first scheduled payment date; and (iii) must provide for a new payment date that is at least 5 years after the first scheduled payment date. If a Participant timely makes a new election pursuant to the foregoing, the vested portion of his Deferral Account shall be paid on the earlier of:
     (a) The new deferred distribution date designated by the Participant; or
     (b) The date that the Participant terminates employment with the Employer or ceases to be a Director.
          Notwithstanding the foregoing or any provision of this Plan to the contrary, in the case of a Participant who is a “specified employee” within the meaning of Code section 409A, payment of such Participant’s Deferral Account due to separation from service shall not be made before the date which is six (6) months after the date of separation from service or, if earlier, the date of death of such Participant.
     6.3 One-Time 2007 Early Cash-Out Election. To the extent consistent with the requirements of Section 409A of the Code and transition guidance issued thereunder and notwithstanding any provisions of Section 6.1 or 6.2 to the contrary, a Participant may elect on or before December 31, 2006, or such earlier date selected by the Plan Administrator, in a form acceptable to the Plan Administrator, to accelerate the receipt of all or some portion of the amounts that would become payable pursuant to Section 6.1(a) on or after January 1, 2007 to a date determined by the Plan Administrator that occurs on or after January 1, 2007 but in no event later than March 15, 2007. Any election under this Section 6.3 will become irrevocable on December 31, 2006, in accordance with the requirements of Section 409A of the Code and transition guidance issued thereunder. To the extent that a portion of the distribution made pursuant to an election under this Section 6.3 is required to be made in Equity Strips, the value of an Equity Strip shall be set at $100.00.
     6.4 Form of Distribution. Distributions from the Plan may be made in either a single, lump sum distribution or five annual installments (approximately 20% each year), as elected irrevocably by the Participant on his or her Participation Agreement for such Plan Year. Distributions from the Participant’s Deferral Account that are notionally invested in a Measurement Fund will be distributed in cash. Distributions from the Participant’s Deferral Account that are notionally invested in Equity Strips shall be distributed solely in Equity Strips, unless the Plan Administrator, in its sole discretion, accepts a Participant’s election to receive a distribution of such amounts in cash. Such election shall be made in a form acceptable to the Plan Administrator.
     6.5 Beneficiaries. A Participant may designate his or her primary Beneficiary or Beneficiaries to receive the amounts as provided herein after his or her death in accordance with the Beneficiary Designation provisions of the Participation Agreement. A Participant also may designate his or her contingent Beneficiary or Beneficiaries to receive amounts as provided herein if all primary Beneficiaries predecease the Participant or have ceased to exist on the date of the Participant’s death. In the absence of such a designation, the Employer shall pay any such amount to the Participant’s estate.
ARTICLE VII.
ADMINISTRATION
     7.1 Plan Administrator. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company.
     7.2 Plan Administrator’s Rights, Duties and Powers. The Plan Administrator shall have all the powers necessary and appropriate to discharge its duties under the Plan, which powers shall be exercised in the sole and absolute discretion of the Plan Administrator, including, but not limited to, the following:
     (a) To construe and interpret the provisions of the Plan and to make factual determinations thereunder, including the power to determine the rights or eligibility under the Plan and amounts of benefits (if any) under the Plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations by the Plan Administrator shall be binding on all parties.
     (b) To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and trust agreement, if any.
     (c) To direct the payment of distributions in accordance with the provisions of the Plan.
     (d) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the Employers) and to delegate to them such powers, rights and duties as the Plan Administrator may consider necessary or advisable to carry out administration of the Plan.
     (e) To appoint an investment manager to manage (with power to acquire and dispose of) the assets of the Employer that may be used to satisfy benefit obligations under the Plan, and to delegate to any such investment manager all of the powers, authorities and discretions granted to the Plan Administrator hereunder or under a Trust (if any).
     7.3 Interested Plan Administrator Member. If a member of the Plan Administrator is also a Participant in the Plan, the Administrator member may not decide or determine any matter or question concerning distributions of any kind to be made to him or her or the nature or mode of settlement of his or her, unless such decision or determination could be made by the Plan Administrator member under the Plan if the Plan Administrator member were not serving within the Plan Administrator.
     7.4 Expenses. All costs, charges and expenses reasonably incurred by the Plan Administrator will be paid by the Employer. No compensation will be paid to a member of the Plan Administrator as such.

     7.5 Claims. The Employer shall afford a reasonable opportunity to the claimant whose claim for benefits has been denied for a review of the decision denying such claim. Ultimately, the interpretation and construction of this Plan by the Plan Administrator, and any action taken hereunder, shall be binding and conclusive upon all parties in interest, provided, however, that nothing herein shall prevent any Participant or Beneficiary from enforcing his or her rights as a general unsecured creditor hereunder.
     7.6 Reports. The Plan Administrator shall provide the Participant with a statement reflecting the amount of the Participant’s Deferral Account at least quarterly.
     7.7 No Liability. No employee, agent, officer, trustee, member, volunteer or director of the Employer shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act be made in good faith.
ARTICLE VIII.
AMENDMENT AND TERMINATION
     This Plan may not be amended, altered or modified, except by a written instrument signed by the Employer and the Participants affected thereby or their respective successors; provided that the Employer may amend, alter, modify or terminate this Plan on a prospective basis at any time, provided (i) that no such amendment, alteration, modification or termination shall adversely affect a Participant’s entitlement to benefits attributable to amounts credited to his or her Deferral Account in any Plan Year immediately prior to the Plan Year of the amendment, alteration, modification or termination of this Plan, and (ii) that until all amounts are distributed, the Employer must continue to offer Investment Designations that are at least reasonably comparable to the options available prior to such amendment, alteration, modification or termination.
ARTICLE IX.
MISCELLANEOUS
     9.1 Non-Assignability of Benefits. Neither any Participant nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. Such amounts shall not be subject to seizure by any creditor of a Participant or any Beneficiary hereunder, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy or insolvency of any Participant or any Beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate the Participant’s participation in this Plan, and the Employer then may pay the benefits hereunder as if the Participant had terminated employment.
     9.2 Impact on Other Benefits. Except as otherwise required by the Code or any other applicable law, this Plan and the benefits provided herein are in addition to all other benefits which may be provided by the Employer to the Participants from time to time, and shall not reduce, replace or otherwise cause any reduction, in any manner, with regard to any of such other benefits.
     9.3 Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by the Employer or any Participant or Beneficiary shall be in writing, and shall be signed by the person or entity giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the principal office of the Employer, or if to a Participant or Beneficiary to such individual or entity’s last known address as shown on the records of the Employer. The date of such mailing shall be deemed the date of notice, consent or demand.
     9.4 Tax Withholding. The Employer shall have the right to deduct from all deferrals and payments made under this Plan any federal, state or local taxes required by law to be withheld with respect to such deferrals and payments.
     9.5 Governing Law. This Plan shall be governed by and construed in accordance with the internal laws of the State of Nebraska.

     IN WITNESS WHEREOF, the Employer has executed and adopted this Plan as of the Effective Date.

WEST CORPORATION

By:	/s/ Paul M. Mendlik

Its:	Executive Vice President — Chief Financial Officer and Treasurer

APPENDIX I
DEFINITIONS
     Except as otherwise provided herein, the terms provided in this Appendix I shall have the following definitions wherever used in this Plan with initial capital letters.
     Accounting Date means the last day of each payroll period, or any other accounting date as determined by the Plan Administrator in its sole discretion.
     Beneficiary means any person, entity, or any combination thereof the Participant names in the Participation Agreement as beneficiary to receive benefits under this Plan in the event of the Participant’s death, or in the absence of any such designation, the Participant’s estate. A Participant may amend his Participation Agreement to name a new Beneficiary at any time.
     Cause means that the Participant has engaged in an act of willful misconduct, gross negligence, fraud or moral turpitude, as determined by the Employer.
     Change in Control means during any period of two consecutive years or less: (i) individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election of, or nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (ii) the shareholders of the Company approve any merger or consolidation as a result of which the common stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or liquidation of the Company or any sale or disposition of 50% or more of the assets or earning power of the Company; or (iii) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation.
     Code means the Internal Revenue Code of 1986, as amended.
     Company means West Corporation, a Delaware corporation, and any successor corporation.
     Compensation means the total cash compensation earned and payable to a Participant for services rendered to the Company as an employee (as reported on Form W-2) or as a Director (as reported on Form 1099).
     Compensation Committee means the Compensation Committee of the Company’s Board of Directors.

     Crediting Date means the date a deferred amount is credited to the Participant’s Deferral Account.
     Deferral Account means the account established as provided in Article III of the Plan to hold amounts attributable to the Participant as provided in Article IV of the Plan.
     Deferral Election means the provisions of the Participation Agreement providing for the Participant to elect to defer a portion of his or her Compensation, as amended from time to time.
     Director means a member of the Company’s Board of Directors.
     Disability means that a Participant has been considered “disabled” under the Employer’s long-term disability plan maintained for employees generally; provided, however, that if there is no such plan at the time or if the Participant does not participate in such plan, the Participant shall be considered “disabled” if he or she is entitled to collect disability benefits from the Social Security Administration.
     Earnings means the amount credited to each Participant’s Deferral Account as provided in Article III of the Plan.
     Eligible Director means a Director eligible to participate in the Plan, as provided under Section 2.1.
     Eligible Employee means an Employee eligible to participate in the Plan, as provided under Section 2.1.
     Eligible Individual means any Eligible Director or Eligible Employee.
     Employee means an employee of the Employer selected by the Employer to participate in this Plan, and who elects to participate in this Plan by executing and delivering to the Employer a Participation Agreement; provided, however, that all employees selected by the Employer shall be members of a select group of management or highly compensated employees as described in Sections 202, 301 and 401 of ERISA.
     Employer means West Corporation and any entity within the same controlled group of corporations within the meaning of Sections 414(b) and (c) of the Code.
     Employer Matching Contribution means a contribution made by the Employer equal to a percentage of the amount deferred by a Participant, as designated by the Employer from time to time.
     Equity Strip means an undivided interest in 8 shares of Class A Common Stock of West Corporation and 1 share of Class L Common Stock of West Corporation.
     ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     Investment Designation means the provisions of the Participation Agreement providing for the Participant’s direction of the investment of his or her Deferral Account as described in Article III of this Plan, as amended or replaced from time to time.
     Measurement Fund means any investment fund available under the West Corporation Employee 401(k) Retirement Plan, or a successor plan.
     Participant means an Employee or a Director who has executed a Participation Agreement and who otherwise meets the requirements of Section 2.2.
     Participation Agreement means the agreement executed by Participant that includes provisions for the Participant’s Deferral Election, Beneficiary Designation, and Investment Designation.
     Plan means the West Corporation Nonqualified Deferred Compensation Plan as from time to time amended and in effect.
     Plan Administrator means the Compensation Committee of the Board of Directors of the Company.
     Plan Year means the 12-month period beginning on each January 1.
     Salary means the Employee’s base salary, as determined by the Employer.
     Trust means any trust that may be established in connection with the Plan to set-aside assets of the Plan and provide security to Participants; provided, however, that unless otherwise agreed to by the Participant and Employer, the assets held in such trust would remain the property of the employer and subject to creditors of the corporation.
     Year of Service means a Plan Year in which the Employee worked for the Employer or for any other entity which merged with the Employer or was otherwise acquired by the Employer if the Employee was employed on a full-time basis by such other entity at the time of such merger or other acquisition.

EXHIBIT A
PARTICIPATION AGREEMENT

Name of Participant:

Participant’s Address:

Social Security No.:

Date of Birth:

I. DEFERRAL ELECTION
     The Participant hereby elects to defer the following amount or percentage of his or her Compensation (or part thereof) pursuant to the West Corporation Nonqualified Deferred Compensation Plan (“Plan”) for the                      Plan Year (i.e., calendar year):
Salary
                    % for such year
Periodic Bonus
$                    for such year, OR
                    % for such year
Director Fees
$                    for such year, OR
                    % for such year
II. DEFERRAL DATE
     The Participant hereby elects irrevocably that, subject to the terms of the Plan, all amounts identified in Part I above for such Plan Year shall be payable on the following date:

(can be no earlier than the fifth year following the Plan Year of Deferral)

III. FORM OF PAYMENT
     The Participant hereby elects irrevocably that, subject to the terms of the Plan, all amounts identified in Part I above for such Plan Year shall be payable in the form of:
                     A single, lump sum distribution
                     Five substantially equal installments (based on percentage)
IV. BENEFICIARY DESIGNATION
     The Participant hereby designates the following individual(s) or entity(ies) as his or her beneficiary(ies) pursuant to Plan in accordance with Section 6.5 of the Plan (insert name, Social Security Number, relationship, date of birth and address of individuals; fully identify any Trust by the name of the trust, date of execution of the trust, the trustee’s name, the trust’s address, and the trust’s Employer Identification Number):

Primary Beneficiary(ies)	Percentage

Contingent Beneficiary(ies) (if no primary beneficiary remains)	Percentage

The Participant hereby reserves the right to change this Beneficiary Designation, and any such change shall be effective when executed in writing by the Participant and delivered to the Employer, all in the manner as designated by the Employer from time to time.

IV. INVESTMENT DESIGNATION
FOR CURRENT DEFERRAL ELECTION
     The Participant hereby designates the following investment or investments as provided in the Plan:

Invested Percentage
West Corporation (“Equity Strips”)

Measurement Funds
Wells Fargo Stable Return Fund (DSRF1)

Wells Fargo Diversified Bond Fund (NVMFX)

PIMCO Total Return (PTRAX)

Wells Fargo Growth Balanced Fund (NVGBX)

MFS Balanced Domestic Total Return (MSFRX)

Wells Fargo Index Fund (NVINX)

MFS Large Cap Value (MEIAX)

Fidelity Advisor Growth Opportunities (FAGOX)

Dreyfus Appreciation (DGAGX)

Wells Fargo Large Cap Growth Fund (NVLCX)

Janus Growth & Income (JAGIX)

Goldman Sachs Mid Cap Value (GCMAX)

PIMCO MidCap Growth Fund (PMCGX)

AIM Mid Cap Equity (GTAGX)

Goldman Sachs Small Cap Value (GSSIX)

Franklin Balance Sheet Investors Fund (FRBSX)

Janus Worldwide Fund (JAWWX)

Templeton Growth Fund (TEPLX)

     The Participant hereby reserves the right to change such investment designation from time to time as permitted by the Plan and the Employer, and any such change shall become effective when executed in writing by the Participant and delivered to the Employer, all in the manner as designated by the Employer from time to time; provided, however, that any election to invest in Equity Strips is irrevocable.
     In the event that the Employer desires to acquire any product or other item (including but not limited to a life insurance policy on the Participant’s life) in connection with this Plan, the Participant hereby agrees to reasonably cooperate to the extent necessary in such process.
     IN WITNESS WHEREOF, the Employer and the Participant have executed this Participation Agreement on the dates designated below.

PARTICIPANT
Date:

Signature of Participant

WEST CORPORATION

Date:	By:

Its:

Schedule A
Key Employees for Purposes of Section 3.3(b)(ii)
T. Barker
N. Berger
S. Etzler
P. Mendlik
S. Stangl
M. Lavin
J. Hanson
M. Sturgeon
M. Mazour
J. Richards
D. Mussman
R. Johnson